Exhibit 99.1
MARTIN MIDSTREAM PARTNERS REPORTS
2010 FIRST QUARTER FINANCIAL RESULTS
     KILGORE, Texas, May 5, 2010 (GlobeNewswire via COMTEX News Network) — Martin Midstream Partners L.P. (Nasdaq: MMLP) announced today its financial results for the first quarter ended March 31, 2010.
     MMLP reported net income for the first quarter of 2010 of $1.8 million, or $0.04 per limited partner unit. This compared to net income for the first quarter of 2009 of $5.2 million, or $0.28 per limited partner unit. Revenues for the first quarter of 2010 were $242.7 million compared to $163.1 million for the first quarter of 2009. First quarter 2010 net income was negatively impacted by $3.8 million, or $0.22 per limited partner unit, due to the payment of fees for the early extinguishment of interest rate swaps.
     Due to FASB ASC 850, the Partnership is required to account for the previously announced Cross Oil asset contribution as a transfer of net assets between entities under common control. As such, the revenues, earnings and distributable cash flow data set forth below and elsewhere herein require adjustment to be viewed on a comparable year-over-year basis. Before giving effect to the Cross transaction, revenue for the quarter ended March 31, 2009 would have been $156.9 million. For a more detailed discussion of the Cross asset acquisition, please refer to Item 6. Selected Financial Data in our annual report on Form 10-K filed with the SEC on March 4, 2010.
     The Company’s distributable cash flow for the first quarter of 2010 was $12.9 million. Distributable cash flow is a non-GAAP financial measure which is explained in greater detail below under “Use of Non-GAAP Financial Information.” The Company has also included below a table entitled “Distributable Cash Flow” in order to show the components of this non-GAAP financial measure and its reconciliation to the most comparable GAAP measurement.
     Included with this press release are MMLP’s consolidated financial statements as of and for the quarter ended March 31, 2010 and certain prior periods. These financial statements should be read in conjunction with the information contained in the Partnership’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on May 5, 2010.
     Ruben Martin, President and Chief Executive Officer of Martin Midstream GP LLC, the general partner of Martin Midstream Partners, said, “Our distributable cash flow was strong given an unusual and challenging first quarter of 2010. Several non-cash adjustments need to be made to net income to get a normalized view of the quarter. First, the Partnership chose to terminate outstanding interest rate hedges attributable to previously issued indebtedness resulting in a loss of $3.8 million. Next, MMLP expensed some of the issuance costs attributed to previously issued indebtedness, which resulted in an adjustment of $0.5 million. Finally, a positive mark to market adjustment to net income of approximately $3.1 million reflects the current value of the Partnership’s interest rate and commodity hedges.
     In the first quarter 2010, our Sulfur Services segment experienced an outage at our sulfuric acid production plant for most of the quarter. This negatively impacted our distributable cash flow by approximately $2.4 million. Although not forecasted or planned, the plant did fully incorporate a scheduled maintenance turnaround previously slated for the fourth quarter of 2010 while out of operation. This should improve cash flow later in the year during the time that the turnaround was previously planned. The plant has been operational since March 5, 2010 and is currently at full production.
     Lastly, addressing our liquidity position, as we mentioned in our fourth quarter earnings call, the Partnership made significant progress in strengthening our balance sheet through the issuance of common units in February. The Partnership now has ample liquidity to return to growth mode. In the first quarter, we re-solidified that position by executing our first debt offering, raising approximately $200.0 million which was used to refinance indebtedness under our credit facility. We are aggressively looking at growth opportunities both organically and through acquisitions and we are anticipating stronger distributable cash flow for the second quarter.”
Investors’ Conference Call
     An investor’s conference call to review the first quarter results will be held on Thursday, May 6, 2010, at 8:00 a.m. Central Time. The conference call can be accessed by calling (877) 878-2695. An audio replay of the conference call will be available by calling (800) 642-1687 from 10:30 a.m. Central Time on May 6, 2010 through 11:59 p.m. Central Time on May 20, 2010. The access codes for the conference call and the audio replay are as follows: Conference ID No. 72968522. The audio replay of the conference call will also be archived on the Partnership’s website at www.martinmidstream.com.
About Martin Midstream Partners
     Martin Midstream Partners is a publicly traded limited partnership with a diverse set of operations focused primarily in the United States Gulf Coast region. The Partnership’s primary business lines include: terminalling and storage services for petroleum products and by-products; natural gas gathering, processing and NGL distribution; sulfur and sulfur-based products processing, manufacturing, and distribution; and marine transportation services for petroleum products and by-products.
Forward-Looking Statements
     Statements about Martin Midstream Partners’ outlook and all other statements in this release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and all references to financial estimates rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside its control, which could cause actual results to differ materially from such statements. While MMLP believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in anticipating or predicting certain important factors. A discussion of these factors, including risks and uncertainties, is set forth in the Partnership’s annual and quarterly reports filed from time to time with the Securities and Exchange Commission. Martin Midstream Partners disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events, or otherwise.
Use of Non-GAAP Financial Information
     MMLP reports its financial results in accordance with United States generally accepted accounting principles (GAAP). However, from time to time, MMLP uses certain non-GAAP financial measures such as distributable cash flow because MMLP’s management believes that this measure may provide users of this financial information with meaningful comparisons between current results and prior reported results and a meaningful measure of MMLP’s cash available to pay distributions. Distributable cash flow should not be considered an alternative to cash flow from operating activities or any other measure of financial performance in accordance with GAAP. Distributable cash flow is not intended to represent cash flows for the period, nor is it presented as an alternative to income from continuing operations. Furthermore, it should not be seen as a measure of liquidity or a substitute for comparable metrics prepared in accordance with GAAP. This information may constitute non-GAAP financial measures within the meaning of Regulation G adopted by the Securities and Exchange Commission. Accordingly, MMLP has presented herein, and will present in other information it publishes that contains this non-GAAP financial measure, a reconciliation of this measure to the most directly comparable GAAP financial measure.
     The Partnership has included below a table entitled “Distributable Cash Flow” in order to show the components of this non-GAAP financial measure and its reconciliation to the most comparable GAAP measure. MMLP calculates distributable cash flow as follows: net income (as reported in statements of operations), less gain on sale of property, plant and equipment (as reported in statements of cash flows), plus depreciation and amortization, amortization of debt discount and amortization of deferred debt issue costs (as reported in statements of cash flows), less deferred taxes (as reported in statements of cash flows), plus early extinguishments of interest rate swaps expenditures (as reported in Notes to Consolidated and Condensed Financial Statements “Note 10 — Long-Term Debt and Capital Leases” in MMLP’s Quarterly Report on Form 10-Q filed with the SEC on May 5, 2010), plus distribution equivalents from unconsolidated entities (as described below), less invested cash in unconsolidated entities (as described below), less equity in earnings of unconsolidated entities (as reported in statements of operations), less non-cash mark-to-market on derivatives (as reported in statements of cash flows), less payments for plant turnaround costs (as reported in statements of cash flows, less maintenance capital expenditures (as reported under the caption “Liquidity and Capital Resources” in MMLP’s Quarterly Report on Form 10-Q filed with the SEC on May 5, 2010), plus unit-based compensation (as reported in statements of changes in capital).
     MMLP’s distribution equivalents from unconsolidated entities is calculated as distributions from unconsolidated entities (as reported in statements of cash flows), plus return of investments from unconsolidated entities (as reported in statements of cash flows), plus distributions in-kind from unconsolidated entities (as reported in statements of cash flows). For the quarter ended March 31, 2010, MMLP’s distributions from unconsolidated entities, return of investments from unconsolidated entities and distributions in-kind from equity investments were $0.0 million, $0.1 million and $3.7 million, respectively.
     MMLP’s invested cash in unconsolidated entities is calculated as distributions from (contributions to) unconsolidated entities for operations (as reported in statements of cash flows), plus expansion capital expenditures in unconsolidated entities (as reported under the caption “Liquidity and Capital Resources” in MMLP’s Annual Report on Form 10-K filed with the SEC on March 4, 2010). For the quarter ended March 31, 2010, MMLP’s distributions from (contributions to) unconsolidated entities for operations and expansion capital expenditures in unconsolidated entities were ($0.6) million and $0.2 million, respectively.
     Additional information concerning the Partnership is available on the Partnership’s website at www.martinmidstream.com, or
Joe McCreery,
Vice President — Finance and Head of Investor Relations,
Martin Midstream Partners L.P.
Phone (903) 812-7989
joe.mccreery@martinmlp.com

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED BALANCE SHEETS
(Dollars in thousands)

	March 31,	December 31,
	2010	2009
	(Unaudited)	(Audited)
Assets
Cash	$13,300	$5,956
Accounts and other receivables, less allowance for doubtful accounts of $1,544 and $1,025, respectively	74,107	77,413
Product exchange receivables	261	4,132
Inventories	33,950	35,510
Due from affiliates	5,322	3,051
Fair value of derivatives	820	1,872
Other current assets	2,671	1,340

Total current assets	130,431	129,274

Property, plant and equipment, at cost	585,476	584,036
Accumulated depreciation	(169,953)	(162,121)

Property, plant and equipment, net	415,523	421,915

Goodwill	37,268	37,268
Investment in unconsolidated entities	99,580	80,582
Fair value of derivatives	73	—
Other assets, net	22,927	16,900

	$705,802	$685,939

Liabilities and Partners’ Capital
Current portion of capital lease obligations	$116	$111
Trade and other accounts payable	71,420	71,911
Product exchange payables	5,460	7,986
Due to affiliates	13,356	13,810
Income taxes payable	740	454
Fair value of derivatives	594	7,227
Other accrued liabilities	3,102	5,000

Total current liabilities	94,788	106,499

Long-term debt and capital leases, less current maturities	293,339	304,372
Deferred income taxes	8,481	8,628
Other long-term obligations	1,478	1,489

Total liabilities	398,086	420,988

Partners’ capital	307,280	267,027
Accumulated other comprehensive income (loss)	436	(2,076)

Total partners’ capital	307,716	264,951

Commitments and contingencies

	$705,802	$685,939

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in MMLP’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 5, 2010.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per unit amounts)

	Three Months Ended
	March 31,
	2010	2009 [1]
Revenues:
Terminalling and storage *	$16,041	$15,744
Marine transportation *	17,877	16,336
Product sales: *
Natural gas services	165,229	90,866
Sulfur services	34,409	26,586
Terminalling and storage	9,120	13,519

	208,758	130,971

Total revenues	242,676	163,051

Costs and expenses:
Cost of products sold: (excluding depreciation and amortization)
Natural gas services *	157,664	82,667
Sulfur services *	24,735	18,435
Terminalling and storage	8,446	12,105

	190,845	113,207

Expenses:
Operating expenses *	29,195	28,164
Selling, general and administrative *	5,270	4,555
Depreciation and amortization	9,905	9,219

Total costs and expenses	235,215	155,145

Other operating income	102	—

Operating income	7,563	7,906

Other income (expense):
Equity in earnings of unconsolidated entities	2,176	2,059
Interest expense	(8,003)	(4,840)
Other, net	60	88

Total other income (expense)	(5,767)	(2,693)

Net income before taxes	1,796	5,213
Income tax benefit (expense)	(25)	1

Net income	$1,771	$5,214

General partner’s interest in net income	$863	$807
Limited partners’ interest in net income	$631	$4,063

Net income per limited partner unit — basic and diluted	$0.04	$0.28

Weighted average limited partner units — basic	17,708,165	14,532,826
Weighted average limited partner units — diluted	17,709,027	14,537,094
These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in MMLP’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 5, 2010.

[1]	Financial information for 2009 has been revised to include balances attributable to the Cross assets acquired in November 2009.

*	Related Party Transactions Included Above

Revenues:
Terminalling and storage	$10,694	$3,926
Marine transportation	6,060	4,900
Product Sales	307	1,667
Costs and expenses:
Cost of products sold: (excluding depreciation and amortization)
Natural gas services	18,706	11,011
Sulfur services	3,317	2,905
Expenses:
Operating expenses	10,633	9,000
Selling, general and administrative	1,802	1,613

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF CAPITAL
(Unaudited)
(Dollars in thousands)

	Martin						Accumulated
	Resource	Partners’ Capital					Other
	Management					General	Comprehensive
	Net	Common		Subordinated		Partner	Income
	Investment [1]	Units	Amount	Units	Amount	Amount	(Loss)	Total
Balances — January 1, 2009	$11,665	13,688,152	$239,333	850,674	$(3,688)	$4,004	$(4,935)	$246,379
Net income	344	—	3,826	—	237	807	—	5,214
Cash distributions	—	—	(10,266)	—	(638)	(962)	—	(11,866)
Unit-based compensation	—	—	19	—	—	—	—	19
Adjustment in fair value of derivatives	—	—	—	—	—	—	872	872

Balances — March 31, 2009	$12,009	13,688,152	$232,912	850,674	$(4,089)	$3,849	$(4,063)	$240,618

Balances — January 1, 2010	$—	16,057,832	$245,683	889,444	$16,613	$4,731	$(2,076)	$264,951
Net income	—	—	908	—	—	863	—	1,771
Recognition of beneficial conversion feature	—	—	(277)	—	277		—	—
Follow-on public offering	—	1,650,000	50,530	—	—	—	—	50,530
General partner contribution	—	—	—	—	—	1,089	—	1,089
Cash distributions	—	—	(12,043)	—	—	(1,121)	—	(13,164)
Unit-based compensation	—	—	27	—	—	—	—	27
Adjustment in fair value of derivatives	—	—	—	—	—	—	2,512	2,512

Balances — March 31, 2010	$—	17,707,832	$284,828	889,444	$16,890	$5,562	$436	$307,716

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in MMLP’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 5, 2010.

[1]	Financial information for 2009 has been revised to include balances attributable to the Cross assets acquired in November 2009.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)

	Three Months Ended
	March 31,
	2010	2009 [1]
Cash flows from operating activities:
Net income	$1,771	$5,214

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,905	9,219
Amortization of deferred debt issuance costs	1,467	281
Amortization of debt discount	6	—
Deferred taxes	(147)	(66)
Gain on sale of property, plant and equipment	(102)	—
Equity in earnings of unconsolidated entities	(2,176)	(2,059)
Distributions from unconsolidated entities	—	650
Distributions in-kind from equity investments	3,741	1,303
Non-cash mark-to-market on derivatives	(3,142)	1,132
Other	27	19
Change in current assets and liabilities, excluding effects of acquisitions and dispositions:
Accounts and other receivables	3,306	1,416
Product exchange receivables	3,871	1,116
Inventories	1,560	9,907
Due from affiliates	(2,271)	(2,204)
Other current assets	(1,331)	(42)
Trade and other accounts payable	(525)	(17,655)
Product exchange payables	(2,526)	(2,641)
Due to affiliates	(454)	16,857
Income taxes payable	286	92
Other accrued liabilities	(1,898)	(2,649)
Change in other non-current assets and liabilities	(20)	(1,216)

Net cash provided by operating activities	11,348	18,674

Cash flows from investing activities:
Payments for property, plant and equipment	(3,475)	(14,386)
Payments for plant turnaround costs	(1,043)	—
Proceeds from sale of property, plant and equipment	625	—
Investment in unconsolidated entities	(20,110)	—
Return of investments from unconsolidated entities	115	220
Distributions from (contributions to) unconsolidated entities for operations	(568)	640

Net cash used in investing activities	(24,456)	(13,526)

Cash flows from financing activities:
Payments of long-term debt and capital lease obligations	(284,127)	(28,400)
Proceeds from long-term debt	273,093	35,100
Net proceeds from follow on offering	50,530	—
General partner contribution	1,089	—
Payments of debt issuance costs	(6,969)	—
Cash distributions paid	(13,164)	(11,866)

Net cash provided by (used in) financing activities	20,452	(5,166)

Net increase (decrease) in cash	7,344	(18)
Cash at beginning of period	5,956	7,983

Cash at end of period	$13,300	$7,965

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in MMLP’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 5, 2010.

[1]	Financial information for 2009 has been revised to include balances attributable to the Cross assets acquired in November 2009.

MARTIN MIDSTREAM PARTNERS L.P.
DISTRIBUTABLE CASH FLOW
Unaudited Non-GAAP Financial Measure
(Dollars in thousands)

Three months
Ended
March 31,
2010

Net income	$1,771

Adjustments to reconcile net income to distributable cash flow:
Depreciation and amortization	9,905
Gain on sale of property, plant and equipment	(102)
Amortization of debt discount	6
Amortization of deferred debt issuance costs	1,467
Deferred taxes	(147)
Early extinguishments of interest rate swaps	3,850
Distribution equivalents from unconsolidated entities[1]	3,856
Invested cash in unconsolidated entities[2]	(359)
Equity in earnings of unconsolidated entities	(2,176)
Non-cash mark-to-market on derivatives	(3,142)
Payments for plant turnaround costs	(1,043)
Maintenance capital expenditures	(1,036)
Unit-based compensation	27

Distributable cash flow	$12,877

[1] Distribution equivalents from unconsolidated entities: Distributions from unconsolidated entities	$—
Return of investments from unconsolidated entities	115
Distributions in-kind from equity investments	3,741

Distributions equivalents from unconsolidated entities	$3,856

[2] Invested cash in unconsolidated entities:
Distributions from (contributions to) unconsolidated entities for operations	$(568)
Expansion capital expenditures in unconsolidated entities	209

Invested cash in unconsolidated entities	$(359)